Exhibit 3.1



                            CERTIFICATE OF CORRECTION
                                       OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                              FORECROSS CORPORATION

                  KIM 0. JONES and BERNADETTE  C. CASTELLO certify that:

                  1.   They  are  the   President  and  Secretary  of
Forecross Corporation.

                  2. The name of the corporation is Forecross Corporation, and it is a California corporation.

                  3. The instrument being corrected is entitled "Restated Articles of Incorporation of Forecross Corporation", and said instrument was filed with the Secretary of State of the State of California on June 25, 1993.

                  4. Article III of Paragraph 2 of said Restated Articles of Incorporation as corrected, should read as follows:

                       "This  corporation  is  authorized  to issue one class of
stock,   designated  Common  Stock.  The  total  number  of  shares  which  this corporation is authorized to issue is 20,000,000.

                       Upon the amendment and restatement of these articles to read as herein set forth, each outstanding share of Common Stock shall be split up and converted into 2,121.152 shares of Common Stock."

                  5. That said paragraph 2, as corrected, conforms the wording of the amended article to that adopted by the board of directors and shareholders.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true of our own knowledge.

                  Executed at San Francisco, California on November 22, 1993.

                                            /s/ Kim O. Jones
                                            ------------------------------------
                                                Kim O. Jones, President

                                            /s/ Bernadette C. Castello
                                            ------------------------------------
                                                Bernadette C. Castello,
                                                 Secretary

                      RESTATED ARTICLES OF INCORPORATION OF
                              FORECROSS CORPORATION


                 Kim O. Jones and Bernadette C. Castello certify that:

                 1. They are the President and Secretary, respectively, of Forecross Corporation, a California corporation.

                 2. The Articles of Incorporation of this corporation are amended and restated to read in full as follows:

                                       I

                 The name of this corporation is Forecross Corporation.

                                       II

                 The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations code.

                                       III

                 This corporation is authorized to issue one class of stock, designated Common Stock. The total number of shares which this corporation is authorized to issue is 20,000,000.

                 Upon the amendment and restatement of these articles to read as herein set forth, each outstanding share of Common Stock shall be split up and converted into 2,118 shares of Common Stock.

                                       IV

                 The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The corporation is also authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined in Section 317 of the California Corporations Code) , whether by bylaw, agreement or otherwise, for breach of duty to the corporation and its shareholders in excess of that expressly permitted by Section 317 and to advance defense expenses to its agents in connection with such matters as they are incurred.

If, after the effective date of this Article IV, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expenses to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article IV to "California law" shall to that extent be deemed to refer to California law as so amended."

                3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

                4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with Sections 902 and 903 of the Corporations Code. The total number of outstanding shares of the corporation is 2,534 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Stock of the corporation.

                                            /s/ Kim O. Jones
                                            ------------------------------------
                                                Kim O. Jones, President

                                            /s/ Bernadette C. Castello
                                            ------------------------------------
                                                Bernadette C. Castello,
                                                 Secretary


                The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

             Executed at San Francisco, California on June 17, 1993.

                                           /s/ Kim O. Jones
                                            ------------------------------------
                                                Kim O. Jones, President

                                            /s/ Bernadette C. Castello
                                            ------------------------------------
                                                Bernadette C. Castello,
                                                 Secretary


                                      -2-